Exhibit 99.1
NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Scott Eckstein
(312) 346-8100	(212) 827-3766

OLD REPUBLIC REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2014

CHICAGO – January 22, 2015 – Old Republic International Corporation (NYSE: ORI), today reported financial results for the fourth quarter and full-year 2014. Pretax operating income for both periods reflected much lower year-over-year general insurance earnings, and a continuation of profitability in the run-off mortgage guaranty (“MI”) line. Losses in the consumer credit indemnity (“CCI”) portion of this run-off business, however, offset much of the MI profitability. Title insurance operating income in 2014's fourth quarter gained significantly compared to results for the same period of 2013, while performance for the full year was eroded to some degree by transitory weaknesses in housing-related markets. Full-year consolidated net income encompassed all of these factors as well as relatively high levels of capital gains garnered from sales of investment securities. The following table shows Old Republic’s segmented and consolidated results and related data.

Financial Highlights (*)
	Quarters Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Operating revenues:
General insurance	$798.1	$740.9	$3,113.5	$2,849.9
Title insurance	481.8	490.7	1,791.6	2,025.6
Corporate and other	19.0	16.3	70.0	65.6
Subtotal	1,299.0	1,248.0	4,975.3	4,941.1
RFIG run-off business	66.4	82.0	282.9	353.4
Total	$1,365.5	$1,330.1	$5,258.3	$5,294.5
Pretax operating income (loss):
General insurance	$18.8	$78.8	$221.3	$288.3
Title insurance	40.5	25.7	99.5	124.3
Corporate and other	7.7	(1.5)	5.7	2.1
Subtotal	67.1	102.9	326.7	414.7
RFIG run-off business	14.6	37.8	10.3	110.0
Total	81.8	140.7	337.1	524.8
Realized investment gains (losses):
From sales and fair value adjustments	9.5	1.5	272.3	148.1
From impairments	-	-	-	-
Net realized investment gains (losses)	9.5	1.5	272.3	148.1
Consolidated pretax income (loss)	91.4	142.2	609.4	672.9
Income taxes (credits)	28.0	47.5	199.7	225.0
Net income (loss)	$63.3	$94.7	$409.7	$447.8
Components of diluted earnings per share:
Net operating income (loss):
General insurance	$0.06	$0.18	$0.52	$0.67
Title insurance	0.09	0.06	0.22	0.28
Corporate and other	0.03	0.01	0.08	0.06
Subtotal	0.18	0.25	0.82	1.01
RFIG run-off business	0.03	0.08	0.02	0.24
Total	0.21	0.33	0.84	1.25
Net realized investment gains (losses)	0.02	-	0.60	0.32
Net income (loss)	$0.23	$0.33	$1.44	$1.57
Cash dividends paid per share	$0.1825	$0.1800	$0.7300	$0.7200
Ending book value per share			$15.15	$14.64

(*) Unaudited; All amounts in this report are in millions except per share data and percentages.

Old Republic International Corporation

The preceding table shows both operating and net income to highlight the effects of realized investment gain or loss recognition on period-to-period earnings comparisons. Management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that this measure enhances an understanding of Old Republic’s core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The timing of realized investment gain or loss recognition can be highly discretionary and arbitrary due to such factors as individual securities sales, recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Since 2013, asset management operations have in part been oriented toward an enhancement of income from interest and dividends. To a large extent, this strategy has led to sales of non-income producing or low-yielding securities. Proceeds from these sales have largely been reinvested in higher yielding common shares of American companies with distinguished long-term records of earnings and dividend growth.

General Insurance Results – The table below shows the major components of general insurance profitability.

	General Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2014	2013	Change	2014	2013	Change
A. Prior to reclassification/Including CCI run-off business:
Net premiums earned	$706.6	$661.4	6.8%	$2,763.4	$2,543.5	8.6%
Net investment income	72.4	64.4	12.5	279.3	250.0	11.7
Benefits and claim costs	599.0	493.9	21.3	2,269.5	1,894.0	19.8
Pretax operating income (loss)	$8.6	$73.5	-88.2%	$110.1	$272.0	-59.5%

Claim ratio	84.8%	74.7%		82.1%	74.5%
Expense ratio	23.1	22.8		22.8	23.5
Composite ratio	107.9%	97.5%		104.9%	98.0%

B. All CCI run-off business reclassification(*):
Net premiums earned	$5.7	$7.2	-19.8%	$27.7	$29.8	-6.9%
Net investment income	0.1	0.1	24.6	0.5	0.4	36.4
Benefits and claim costs	15.6	11.9	30.8	137.2	44.5	208.2%
Pretax operating income (loss)	$(10.2)	$(5.3)	-93.2%	$(111.2)	$(16.2)	N/M

Claim ratio	271.3%	166.4%		494.4%	149.4%
Expense ratio	9.0	9.2		8.5	6.6
Composite ratio	280.3%	175.6%		502.9%	156.0%

C. After reclassification/Total Excluding all CCI run-off business:
Net premiums earned	$700.8	$654.2	7.1%	$2,735.6	$2,513.7	8.8%
Net investment income	72.2	64.2	12.4	278.8	249.6	11.7
Benefits and claim costs	583.3	481.9	21.0	2,132.3	1,849.4	15.3
Pretax operating income (loss)	$18.8	$78.8	-76.0%	$221.3	$288.3	-23.2%

Claim ratio	83.2%	73.7%		77.9%	73.6%
Expense ratio	23.3	23.0		22.9	23.7
Composite ratio	106.5%	96.7%		100.8%	97.3%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $9.7 and $108.8 of pretax operating losses for the fourth quarter and full year 2014, and $4.6 and $14.0 of pretax operating losses for the same respective periods of 2013, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Consolidated general insurance operations, exclusive of the CCI run-off line, produced much lower pretax operating income for 2014. Net premiums earned reflected slightly higher growth than the 8.1% gain registered for all of 2013. Continued benefits from rate improvements, higher policy retentions, and new business production accounted for 2014's greater premium revenues.

Income from insurance underwriting and related services, however, declined significantly in both the fourth quarter and full-year 2014 as claim costs remained under upward pressure for both workers’ compensation and general liability policies. The combination of more costly claim settlements and a re-evaluation of prior years’ established reserves led to significant increases in both reserve levels and claim costs incurred throughout 2014. As a consequence, Old Republic’s General Insurance Group sustained unfavorable developments of prior years’ reserves, a departure from its long history of reserve adequacy. For the fourth quarter and all of 2014, these adversities caused increases of 10.1 and 3.9 percentage points in the above noted claim ratios. By contrast, the claim ratio for 2013's fourth quarter was largely unaffected by adverse developments, while the entire year’s claim ratio benefitted from a .9 percentage point reduction due to favorable developments of prior years’ reserves.

Old Republic International Corporation
The overall general insurance expense ratio for 2014 trended slightly down as operating leverage benefitted from the year’s higher premium levels.

Net investment income gained from the combination of a higher invested asset base and the greater yields obtained from an increasingly greater commitment to high quality dividend-paying common stocks during the past two years.

Title Insurance Results – Earnings were highly positive in Old Republic’s title insurance business despite a fairly significant downturn in real estate and mortgage transactions that began in mid-year 2013. The following table reflects key operating trends evidencing these changed market conditions and related factors.

	Title Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2014	2013	Change	2014	2013	Change
Net premiums and fees earned	$473.8	$482.9	-1.9%	$1,759.2	$1,996.1	-11.9%
Net investment income	7.7	7.1	9.0	29.9	26.6	12.4
Claim costs	13.9	29.4	-52.6	91.9	134.0	-31.4
Pretax operating income (loss)	$40.5	$25.7	57.7%	$99.5	$124.3	-19.9%

Claim ratio	2.9%	6.1%		5.2%	6.7%
Expense ratio	89.7	89.7		90.4	88.0
Composite ratio	92.6%	95.8%		95.6%	94.7%

The decline in title insurance premiums and fees throughout 2014 was mainly caused by the significant drop in refinance transactions from higher levels reached in 2013. The impact of lower refinance activity was magnified by adverse weather conditions in the early part of 2014 which likely deterred consumer spending and purchases, and by a rise in mortgage interest rates beginning mid-year 2013.

Underwriting-wise, 2014's ratio of claim costs to premiums and fees was lower as claim frequency and severity continued to abate. For 2014 as a whole, and in the year’s final quarter in particular, claim reserve provisions were lower and favorable development of prior years’ reserves resulted in reducing the claim ratios shown in the table above.

Net investment income rose at a faster pace in 2014, as it benefitted from the combination of a greater invested asset base and higher yields obtained from a greater commitment to high quality dividend-paying common stocks.

Old Republic International Corporation
RFIG Run-off Business Results – The table below reflects RFIG’s comparative results before and after the combination of run-off MI and CCI coverages within the single run-off business segment established in 2012.

	RFIG Run-off Business
	Quarters Ended December 31,			Years Ended December 31,
	2014	2013	Change	2014	2013	Change
A. Prior to reclassification/Excluding CCI run-off business:
Net premiums earned	$54.2	$66.1	-18.0%	$227.6	$286.7	-20.6%
Net investment income	6.3	8.6	-26.8	26.9	36.4	-26.0
Claim costs	30.9	25.9	19.0	111.0	173.2	-35.9
Pretax operating income (loss)	$24.9	$43.1	-42.2%	$121.6	$126.3	-3.7%

Claim ratio	57.0%	39.3%		48.8%	60.4%
Expense ratio	8.6	8.5		9.7	8.2
Composite ratio	65.6%	47.8%		58.5%	68.6%

B. CCI run-off business reclassification(*):
Net premiums earned	$5.7	$7.2	-19.8%	$27.7	$29.8	-6.9%
Net investment income	0.1	0.1	24.6	0.5	0.4	36.4
Benefits and claim costs	15.6	11.9	30.8	137.2	44.5	208.2%
Pretax operating income (loss)	$(10.2)	$(5.3)	-93.2%	$(111.2)	$(16.2)	N/M

Claim ratio	271.3%	166.4%		494.4%	149.4%
Expense ratio	9.0	9.2		8.5	6.6
Composite ratio	280.3%	175.6%		502.9%	156.0%

C. After reclassification/Total RFIG run-off MI and CCI business:
Net premiums earned	$60.0	$73.3	-18.2%	$255.4	$316.5	-19.3%
Net investment income	6.4	8.7	-26.0	27.5	36.8	-25.2
Benefits and claim costs	46.6	37.9	22.7	248.2	217.7	14.0
Pretax operating income (loss)	$14.6	$37.8	-61.2%	$10.3	$110.0	-90.6%

Claim ratio	77.7%	51.8%		97.2%	68.8%
Expense ratio	8.7	8.6		9.5	8.1
Composite ratio	86.4%	60.4%		106.7%	76.9%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $9.7 and $108.8 of pretax operating losses for the fourth quarter and full year 2014, and $4.6 and $14.0 of pretax operating losses for the same respective periods of 2013, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Consistent with a run-off operating mode, the MI and CCI lines posted further declines in earned premiums. Investment income also dropped by virtue of a pervasively low yield environment and a declining invested asset base. Downtrends in MI investment income were further accentuated as a greater proportion of investable assets had been allocated to short-term fixed income securities. This higher liquidity had been established to fund the July 2014 payment of approximately $657 for previously deferred claim settlements held in reserves and liquidated following regulatory approval. The payments, which had no income statement effect, resulted in a reduction of both invested assets and claim reserves. These payments had the further effect of lessening balance sheet reserve leverage and the financial significance of the MI subsidiaries within ORI's holding company system.

The resumed profitability of mortgage guaranty operations since 2013’s second quarter has been largely due to much reduced claim provisions and resulting costs. Key factors driving this reduction relate mostly to the continued decline in reported delinquencies and higher rates at which previously reported defaults are cured or otherwise resolved without payment. The improved cure rates are a reflection of gradually improving trends in home prices, foreclosures, and real estate activity in general. Since year-end 2012, these factors have led to favorable developments of prior year-end claim reserves. For the fourth quarters of 2014 and 2013, favorable loss developments resulted in a lowering of claim ratios by 50.6 and 29.3 percentage points, respectively. For each full year, the related loss ratio reductions amounted to 69.3 and 88.2 percentage points, respectively. Changes in MI expense ratios for both 2014 periods reflect a continuing drop in earned premiums and charges taken relative to the MI subsidiaries’ attempted recapitalization efforts which were terminated in the first quarter of 2014.

Old Republic International Corporation

CCI results deteriorated significantly in 2014 as ongoing claim litigation costs burdened this portion of the RFIG run-off business. These costs rose materially in the second quarter of 2014 as greater net reserve provisions were required to cover the final settlement of a litigated case and, for all periods, the ongoing claim litigation with a major lending institution.

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by the combination of these relatively minor elements of Old Republic's business stem from volatility inherent to the small scale of life and accident insurance operations, and net interest costs pertaining to external and intra-system financing arrangements. The interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended December 31,			Years Ended December 31,
	2014	2013	Change	2014	2013	Change
Life & accident premiums earned	$14.4	$14.8	-3.2%	$60.7	$59.3	2.5%
Net investment income	4.6	1.3	235.7	9.2	5.6	64.5
Other income	-	-	-	-	0.6	-86.7
Benefits and claim costs	8.8	11.6	-24.5	42.0	37.3	12.6
Insurance expenses	6.1	7.1	-14.3%	26.5	28.4	-6.6
Corporate, interest, and other expenses-net	(3.5)	(0.8)	N/M	(4.3)	(2.3)	-86.2
Pretax operating income (loss)	$7.7	$(1.5)	N/M	$5.7	$2.1	175.7%

Consolidated Results – The combination of all of the above factors and results is reflected in the following table and in the accompanying Summary Financial Statements and Common Stock Statistics.

	ORI Consolidated
	Quarters Ended December 31,			Years Ended December 31,
	2014	2013	Change	2014	2013	Change
Net premiums and fees earned	$1,249.1	$1,225.4	1.9%	$4,811.1	$4,885.6	-1.5%
Net investment income	91.1	81.5	11.8	345.5	318.7	8.4
Other income	25.1	23.1	8.7	101.6	90.1	12.7
Operating revenues	1,365.5	1,330.1	2.7	5,258.3	5,294.5	-0.7
Benefits and claims	652.7	561.1	16.3	2,514.5	2,238.3	12.3
Sales and general expenses	621.6	623.4	-0.3	2,381.0	2,509.7	-5.1
Interest and other costs	9.2	4.8	91.0	25.6	21.6	18.5
Total operating expenses	1,283.6	1,189.3	7.9	4,921.2	4,769.7	3.2
Pretax operating income (loss)	81.8	140.7	-41.8	337.1	524.8	-35.8
Realized investment gains (losses)	9.5	1.5	N/M	272.3	148.1	83.9
Consolidated pretax income (loss)	91.4	142.2	-35.7	609.4	672.9	-9.4
Income taxes (credits)	28.0	47.5	-40.9	199.7	225.0	-11.3
Net income (loss)	$63.3	$94.7	-33.1%	$409.7	$447.8	-8.5%

Consolidated operating cash flow (deficit)	$188.7	$227.7	-17.1%	$(181.2)	$686.7	-126.4%

Consolidated ratios:
Claim ratio	52.3%	45.8%	52.3%	45.8%
Expense ratio	48.0	48.7	47.1	49.2
Composite ratio	100.3%	94.5%	99.4%	95.0%

Cash flow from consolidated operating activities resulted in a deficit of $181.2 for 2014 compared to positive cash flow of $686.7 in 2013. Excluding the negative cash flow produced by the RFIG run-off business, the remainder of Old Republic's operations posted positive cash flows of $702.8 and $757.5 in 2014 and 2013, respectively.

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic’s consolidated cash and invested assets as well as the shareholders’ equity account at the dates shown:

		Cash, Invested Assets, and Shareholders' Equity
		December 31,
		2014	2013	Change
Cash and invested assets:	Fair value basis	$11,291.6	$11,109.1	1.6%
	Original cost basis	$10,717.9	$10,503.7	2.0%

Shareholders' equity:	Total	$3,924.0	$3,775.0	3.9%
	Per common share	$15.15	$14.64	3.5%

Composition of shareholders' equity per share:
Equity before items below		$14.02	$13.17	6.5%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.13	1.47	-23.1
Total		$15.15	$14.64	3.5%

Segmented composition of shareholders' equity per share:
Excluding run-off segment		$14.35	$14.69
RFIG run-off segment		0.80	(0.05)
Total		$15.15	$14.64

Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to assure solid funding of insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of their capital accounts. As a result, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of December 31, 2014 the consolidated investment portfolio reflected a current allocation of approximately 82 percent to fixed-maturity securities and short-term investments, and 18 percent to equities. Exposure to high quality dividend-paying equity securities has been emphasized since 2013. Asset quality of the fixed maturity portfolio has remained at high levels.

Changes in shareholders’ equity per share are reflected in the following table. As indicated, the changes resulted mostly from each year’s net income or loss, dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	December 31,
	2014	2013	2012
Beginning balance	$14.64	$14.03	$14.76
Changes in shareholders' equity:
Net operating income (loss)	.90	1.37	(.39)
Net realized investment gains (losses):
From sales and fair value adjustments	.68	.37	.12
From impairments	-	-	-
Subtotal	.68	.37	.12
Net unrealized investment gains (losses)	(.08)	(.64)	.29
Total realized and unrealized investment gains (losses)	.60	(.27)	.41
Cash dividends	(.73)	(.72)	(.71)
Stock issuance, foreign exchange, and other transactions	(.26)	.23	(.04)
Net change	.51	.61	(.73)
Ending balance	$15.15	$14.64	$14.03

Old Republic International Corporation

Capitalization – During 2014, the Company raised $400 million through a public offering of 10-year notes. The following table shows the composition of Old Republic's capital structure inclusive of this capital raise.

	Capitalization
	December 31,
	2014	2013	2012
Debt:
3.75% Convertible Senior Notes due 2018	$550.0	$550.0	$550.0
4.875% Senior Notes due 2024	400.0	-	-
ESSOP debt with an average yield of approximately 3.7%	15.0	18.0	20.8
Other miscellaneous debt	-	1.2	2.0
Total debt	965.0	569.2	572.9
Common shareholders' equity	3,924.0	3,775.0	3,596.2
Total capitalization	$4,889.1	$4,344.3	$4,169.1

Capitalization ratios:
Debt	19.7%	13.1%	13.7%
Common shareholders' equity	80.3	86.9	86.3
Total	100.0%	100.0%	100.0%

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its fourth quarter and full year 2014 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	the call can also be accessed by phone at 888-417-8533.

Interested parties may also listen to a replay of the call through January 29, 2015 by dialing 877-870-5176, passcode 5631302, or by accessing it on Old Republic International's website through February 22, 2015.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $16.98 billion and common shareholders' equity of $3.92 billion, or $15.15 per share. Its current stock market valuation is approximately $3.68 billion, or $14.09 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2014, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 11.0 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.6 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 9.7 percent per share, and the regular cash dividend has grown at a 9.5 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 98 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation

	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		December 31,
	SUMMARY BALANCE SHEETS:	2014	2013
	Assets:
	Cash and fixed maturity securities	$9,163.4	$9,990.6
	Equity securities	2,011.7	1,004.2
	Other invested assets	116.4	114.3
	Cash and invested assets	11,291.6	11,109.1
	Accounts and premiums receivable	1,287.6	1,190.5
Federal income tax recoverable:	Current	29.2	114.7
	Deferred	37.0	48.4
	Prepaid federal income taxes	45.7	-
	Reinsurance balances recoverable	3,422.5	3,215.7
	Sundry assets	874.2	855.7
	Total	$16,988.1	$16,534.4
	Liabilities and Shareholders' Equity:
	Policy liabilities	$1,832.7	$1,695.7
	Benefit and claim reserves	9,122.0	9,433.5
	Debt	965.0	569.2
	Sundry liabilities	1,144.2	1,060.8
	Shareholders' equity	3,924.0	3,775.0
	Total	$16,988.1	$16,534.4

		Quarters Ended		Years Ended
	SUMMARY INCOME STATEMENTS:	December 31,		December 31,
		2014	2013	2014	2013
	Net premiums and fees earned	$1,249.1	$1,225.4	$4,811.1	$4,885.6
	Net investment income	91.1	81.5	345.5	318.7
	Other income	25.1	23.1	101.6	90.1
	Net realized investment gains (losses)	9.5	1.5	272.3	148.1
	Total revenues	1,375.0	1,331.6	5,530.7	5,442.7
	Benefits and claims	652.7	561.1	2,514.5	2,238.3
	Sales and general expenses	621.6	623.4	2,381.0	2,509.7
	Interest and other costs	9.2	4.8	25.6	21.6
	Total expenses	1,283.6	1,189.3	4,921.2	4,769.7
	Pretax income (loss)	91.4	142.2	609.4	672.9
	Income taxes (credits)	28.0	47.5	199.7	225.0
	Net income (loss)	$63.3	$94.7	$409.7	$447.8

COMMON STOCK STATISTICS:
Net income (loss):	Basic	$.24	$.37	$1.58	$1.74
	Diluted	$.23	$.33	$1.44	$1.57
	Components of earnings per share:
	Basic, net operating income (loss)	$.22	$.37	$.90	$1.37
	Realized investment gains (losses)	.02	-	.68	.37
	Basic net income (loss)	$.24	$.37	$1.58	$1.74
	Diluted, net operating income (loss)	$.21	$.33	$.84	$1.25
	Realized investment gains (losses)	.02	-	.60	.32
	Diluted net income (loss)	$.23	$.33	$1.44	$1.57
	Cash dividends on common stock	$.1825	$.1800	$.7300	$.7200
	Book value per share			$15.15	$14.64
	Common shares outstanding:
	Average basic	258,812,995	257,706,005	258,553,662	257,443,999
	Average diluted	295,166,316	294,396,055	295,073,206	293,684,035
	Actual, end of period			259,012,658	257,937,126

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$63.3	$94.7	$409.7	$447.8
	Post-tax net unrealized gains (losses)	39.8	(8.6)	(20.4)	(166.2)
	Other adjustments	(58.2)	10.2	(65.3)	62.7
	Net adjustments	(18.3)	1.6	(85.8)	(103.5)
	Comprehensive income (loss)	$44.9	$96.4	$323.9	$344.3

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. RFIG run-off and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. RFIG run-off results, in particular, may also be affected by various mortgage guaranty risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2013 Form 10-K annual report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com